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Exhibit 10.6
                                                        July 13, 2007
RPM Technologies, Inc.
9981 West 190th Street, Suite C
Mokena, Illinois 60448
Attn:  Randy Zych

Re:     Restricted Account: Account Number 270-405-9787,

Account Name: RPM Technologies, Inc., maintained at North Fork Bank
              (the "Restricted Account").


Reference is made to (i) that certain Securities Purchase Agreement, dated as of June 19, 2006 (as amended, modified or supplemented from time to time, the "June Purchase Agreement"), by and between RPM Technologies, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser"),
(ii) that certain Securities Purchase Agreement, dated as of July 13, 2007 (as amended, modified or supplemented from time to time, the "July Purchase Agreement"; and together with the June Purchase Agreement, the "Purchase Agreements" and each a "Purchase Agreement"), by and between the Company and the Purchaser and (iii) that certain Restricted Account Agreement, dated as of July 13, 2007 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in each Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the July Purchase Agreement, the Company is required to place $679,059.50 in the Restricted Account, and, subject to the provisions of this letter, the July Purchase Agreement and any Related Agreement (as defined in the July Purchase Agreement), maintain such amount in the Restricted Account.

The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that:

(a) the Purchaser shall deliver a Release Notice to the Bank to pay outstanding obligations owing by the Company to the Purchaser (the "Obligations") under either Purchase Agreement and/or any of the "Related Agreements" as defined in each such Purchase Agreement, including, without limitation, the Secured Term Note dated as of June 19, 2006 (the "June Note") made by the Company in favor of the Purchaser in the aggregate principal amount of Three Million Dollars ($3,000,000) and/or the Secured Term Note dated as of July 13, 2007 made by the Company in favor of the Purchaser in the original principal amount of Seven Hundred Ten Thousand Dollars ($710,000) (the "Documents"), to the extent such Obligations are then due and owing and are not otherwise paid in full to the Purchaser by the Company; and

(b) following the indefeasible payment in full of all Obligations and irrevocable termination of the Documents, the Purchaser shall promptly thereafter deliver a Release Notice to the Bank directing the Bank to remit any funds remaining on deposit in the Restricted Account to the Company (or as otherwise may be directed by a court of competent jurisdiction).

This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

Signed,

LAURUS MASTER FUND, LTD.

By:  /s/ EUGENE GRIN
-----------------------
Name: Eugene Grin
Title: Director

Agreed and Accepted this 13th day of July, 2007.

RPM TECHNOLOGIES, INC.

By: /s/ RANDY ZYCH
-----------------------
Name: Randy Zych
Title: CEO